SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

                        Filed by the Registrant [X]
              Filed by a Party other than the Registrant [ ]

                        Check the appropriate box:

                     [ ]  Preliminary Proxy Statement
                     [X]  Definitive Proxy Statement
                     [ ]  Definitive Additional Materials
        [ ]  Soliciting Material Pursuant to Section 240.14a-11(c)
                           or Section 240.14a-12

                       GOLDEN QUEEN MINING CO. LTD.
             (Name of Registrant as Specified In Its Charter)

                       Golden Queen Mining Co. Ltd.
                     Green Flag Building, Suite 211-A
                              104 South Freya
                        Spokane, Washington  99202
                         Telephone: (509) 535-4022
                (Name of Person(s) Filing Proxy Statement)

           Payment of Filing Fee (Check the appropriate box):

      [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
                              or 14a-6(j)(2).

   [ ]  $500 per each party to the controversy pursuant to Exchange Act
                            Rule 14a-6(i)(3).
    [ ]  Fee computed on table below per Exchange Act Rules 14a6(i)(4)
                                and 0-11.

  1)   Title of each class of securities to which transaction applies:

    2)   Aggregate number of securities to which transaction applies:

   3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          4)   Proposed maximum aggregate value of transaction:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                       GOLDEN QUEEN MINING CO. LTD.
                    Notice of Annual General Meeting
                       to be held on June 2, 1998

To Holders of Common Shares:

The Annual General Meeting (the "Meeting") of Golden Queen Mining Co. Ltd. (the "Company") will be held at the offices of Lawson Lundell Lawson & McIntosh, 1600 - 925 West Georgia Street, Vancouver, British Columbia, on Tuesday, June 2, 1998 at 10:30 a.m., Vancouver time, for the following purposes:

1. To receive the report of the directors, the audited consolidated financial statements of the Company for the year ended December 31, 1997 and the report of the auditors thereon;

2.   To elect directors for the ensuing year;

3. To appoint auditors for the ensuing year and to authorize the directors to fix the remuneration to be paid to the auditors;

4. To approve a reduction of the exercise price of certain options previously granted to directors, officers and employees of the Company and its subsidiary; and

5. To transact any other business that may properly come before the Meeting or any adjournment thereof.

The board of directors has fixed the close of business on April 27, 1998 as the record date for determining holders of common shares who are entitled to vote at the Meeting.

The report of the directors, the audited consolidated financial statements of the Company for the year ended December 31, 1997 and the report of the auditors thereon are contained in the Annual Report dated December 31, 1997 accompanying this Notice of Annual General Meeting.

Holders of common shares who are unable to be present at the Meeting are requested to date, execute and return the accompanying form of proxy to Montreal Trust Company of Canada, 510 Burrard Street, Vancouver, British Columbia, Canada V6C 3B9 (a self-addressed envelope is enclosed) or to the Company's registered and records office at 1600 - 925 West Georgia Street, Vancouver, British Columbia, Canada V6C 3L2, in either case prior to 10:30 a.m., Vancouver time, on Friday, May 29, 1998.

DATED at Spokane, Washington, this 27th day of April, 1998.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Bernard F. Goodson
----------------------------------------------
Vice-President - Administration and Controller

                       GOLDEN QUEEN MINING CO. LTD.

==========================================================================
                 PROXY STATEMENT AND INFORMATION CIRCULAR
==========================================================================

                       Dated as of April 27, 1998

In this Proxy Statement and Information Circular, all references to "$" are references to United States dollars and all references to "C$" are references to Canadian dollars.

                         GENERAL PROXY INFORMATION

SOLICITATION OF PROXIES

THIS PROXY STATEMENT AND INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF GOLDEN QUEEN MINING CO. LTD. (THE "COMPANY") FOR USE AT THE ANNUAL GENERAL MEETING (THE "MEETING") OF THE COMPANY TO BE HELD ON TUESDAY, JUNE 2, 1998 AT THE TIME AND PLACE AND FOR THE PURPOSES SET OUT IN THE ACCOMPANYING NOTICE OF ANNUAL GENERAL MEETING. This Proxy Statement and Information Circular and the accompanying Notice of Annual General Meeting and form of proxy are expected to be mailed to shareholders of the Company on or about May 5, 1998.

The cost of solicitation will be borne by the Company. The solicitation will be made primarily by mail. Proxies may also be solicited personally or by telephone by certain of the Company's directors, officers and regular employees, who will not receive additional compensation therefor. In addition, the Company will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding solicitation materials to beneficial owners. The total cost of proxy solicitation, including legal fees and expenses incurred in connection with the preparation of this Proxy Statement and Information Circular, is estimated to be $10,000.

VOTING BY PROXIES

The form of proxy accompanying this Proxy Statement and Information Circular confers discretionary authority upon the proxy nominee with respect to any amendments or variations to matters identified in the Notice of Annual General Meeting and any other matters which may properly come before the Meeting. As at the date of this Proxy Statement and Information Circular, management is not aware of any such amendments or variations, or any other matters to be presented for action at the Meeting.
If the instructions in a proxy given to management are certain, the shares represented by proxy will be voted or withheld from voting in accordance with the instructions of the shareholder as specified in the proxy with respect to the matter to be acted on. IF A CHOICE IS NOT SO SPECIFIED WITH RESPECT TO ANY SUCH MATTER, THE SHARES REPRESENTED BY A PROXY GIVEN TO MANAGEMENT ARE INTENDED TO BE VOTED IN FAVOUR OF THE MATTERS REFERRED TO IN THE FORM OF PROXY ACCOMPANYING THIS PROXY STATEMENT AND INFORMATION CIRCULAR. A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR HIM AND ON HIS BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THE FORM OF PROXY AND MAY EXERCISE SUCH RIGHT BY INSERTING THE NAME IN FULL OF THE DESIRED PERSON IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY AND STRIKING OUT THE NAMES NOW DESIGNATED.

REVOCABILITY OF PROXIES

In addition to revocation in any other manner provided by law, a shareholder executing the enclosed form of proxy has the power to revoke it by instrument in writing executed by the shareholder or his attorney authorized in writing or, where the shareholder is a corporation, by a duly authorized officer or attorney of the corporation. The instrument of revocation must be delivered to the registered and records office of the Company, at the address specified in the Notice of Annual General Meeting, at any time up to and including the last business day preceding the date of the Meeting or any adjournment thereof, or to the chairman of the Meeting on the day of the Meeting or any adjournment thereof.

VOTING SECURITIES AND CERTAIN OWNERS AND MANAGEMENT

As at April 27, 1998, there were 29,560,641 outstanding common shares of the Company ("Common Shares"), each of which carries the right to one vote at meetings of the shareholders of the Company. Holders of the outstanding Common Shares whose names are entered on the register of shareholders of the Company at the close of business on April 27, 1998, the record date, will be entitled to attend in person or appoint a proxy nominee to attend the Meeting and such persons will be entitled to vote on a show of hands and, on a poll, will be entitled to one vote for each of the Common Shares held on that date.

Pursuant to the British Columbia Company Act (the "Company Act") and the Company's Articles, the affirmative vote of a majority of the votes cast by the holders of Common Shares represented in person or by proxy at the Meeting is required for the election of directors and the approval of all other matters presented for action at the Meeting.

Abstentions and broker non-votes will be treated as present for purposes of obtaining a quorum with respect to all matters to be considered at the Meeting, but will not be counted for or against any of the proposals to be voted upon at the Meeting.

The following table sets out, as at April 27, 1998, the names of, and number of Common Shares beneficially owned by, or over which control or direction is exercised by, persons known to the Company to own, or exercise control or direction over, more than five percent of the outstanding Common Shares; the names of, and number of shares beneficially owned by, or over which control or direction is exercised by, each director and officer of the Company; and the number of shares beneficially owned by, or over which control or direction is exercised by, all directors and officers as a group. At such date, an aggregate of 31,837,309 Common Shares were outstanding or deemed to be outstanding pursuant to presently exercisable options, warrants and conversion rights.

                              Amount and Nature of
                              Beneficial Ownership
                              (all direct unless            Percent
Name of Owner                 otherwise noted)              of Class
-------------                 --------------------          --------

Steven W. Banning (1), (2)         1,062,000                3.34 %

Bernard Goodson (3)                  100,000                0.31 %

Richard W. Graeme (4)                200,000                0.63 %

Gordon C. Gutrath (1), (5)           220,000                0.69 %

Jerrold W. Schramm (1), (6)          115,000                0.36 %

Chester Shynkaryk (1), (7)           414,508                1.30 %

Edward G. Thompson (1), (8)          213,300                0.67 %

Christopher M.T. Thompson (9)        310,300                0.98 %

---------------------------------------------------------------------------
All directors and executive officers
  as a group (8 persons) (10)      2,635,108                8.28 %
---------------------------------------------------------------------------

Harris Clay (11)                   2,469,639                7.76 %

Landon T. Clay (12)                2,030,622                6.38 %

Goodman and Company (13)           4,585,800                14.40%
__________________

(1)  Currently a director of the Company.
(2)  Includes presently exercisable options to purchase 936,667 Common
     Shares.
(3)  Includes presently exercisable options to purchase 66,667 Common
     Shares.
(4)  Includes presently exercisable options to purchase 200,000 Common
     Shares.
(5)  Includes presently exercisable options to purchase 115,000 Common
     Shares.
(6)  Includes presently exercisable options to purchase 115,000 Common
     Shares.
(7)  Includes presently exercisable options to purchase 200,000 Common
     Shares.
(8)  Includes presently exercisable options to purchase 155,000 Common
     Shares.
(9)  Includes presently exercisable options to purchase 155,000 Common
     Shares.
(10) See notes 2 through 9 above.
(11) Consists of: 1,094,172 shares held directly by Mr. Harris Clay; 577,250 shares held by Arctic Coast Petroleum Ltd., with which Mr. Clay is affiliated for the purposes of disclosure required by United States securities laws; and 798,217 shares held by the estate of an individual of which Mr. Clay is the executor.
(12) Consists of: 1,422,595 shares held directly by Mr. Landon Clay; 4,663 shares held by the LTC Corp. Profit Sharing and Retirement Plan, of which Mr. Clay is a trustee; 26,114 shares held by LTC Corp., with which Mr. Clay is affiliated; 577,250 shares held by Arctic Coast Petroleum Ltd., with which Mr. Clay is affiliated for the purposes of disclosure required by United States securities laws. In addition, Mr. Clay is related to two charitable trusts, The Landon T. Clay Charitable Lead Trust Dated 11/30/83 and The Landon T. Clay Charitable Lead Trust II, which hold in aggregate 3,039,842 shares. As Mr. Clay has no beneficial interest in and does not, directly or indirectly, exercise control or direction over either of the trusts, he expressly disclaims any interest therein.
(13) Goodman and Company is a Canadian investment dealer. The shares noted in the table are held by various funds that are managed by Goodman and Company.

                      ITEM 1.   ELECTION OF DIRECTORS

Each of the persons whose name appears in the table below is proposed by the management of the Company to be nominated for election as a director of the Company to serve until the next Annual General Meeting of the shareholders or until he sooner ceases to hold office. Pursuant to the Company Act, a majority of the directors of the Company must be ordinarily resident in Canada and at least one director must be ordinarily resident in British Columbia.

The following information concerning the respective nominees has been furnished by them.

                                                                                          Director
Name, Position and Residence            Age       Business Experience                     Since
----------------------------            ---       -------------------                     ---------

STEVEN W. BANNING (1)                   46        Mr. Banning has been the President      December 1995
President, Chief Executive Officer                and Chief Executive Officer of the
and Director                                      Company since 1995.  From 1986 through
Greenacres, Washington                            1995, he was employed by Pegasus Gold
                                                  Inc., last serving as its Vice President,
                                                  Operations.  Mr. Banning graduated from
                                                  Montana College of Mineral Science &
                                                  Technology in 1974 with a degree in
                                                  mineral dressing engineering.

GORDON  C. GUTRATH (1)                  60        Since November of 1995, Mr. Gutrath     August 1987
Director                                          has also served as the Chairman of
Vancouver, British Columbia                       Queenstake Resources Ltd., which he founded
                                                  in 1977.  Previously, he served as its
                                                  President from 1977 until November 1995.
                                                  Mr. Gutrath is a professional geologist and
                                                  a registered professional engineer in
                                                  British Columbia.  He

                                   3

Name, Position and Residence            Age       Business Experience                     Since
----------------------------            ---       -------------------                     ---------

                                                  graduated from the University of
                                                  British Columbia in 1960 with
                                                  a degree in geology.

JERROLD W. SCHRAMM (2)                  37        Mr. Schramm is a partner in the law     February 1996
Director                                          firm of Lawson Lundell Lawson &
North Vancouver, British Columbia                 McIntosh, a position he has held since
                                                  February 1994.  He was an associate with
                                                  the firm from August 1987 to January 1994.
                                                  He obtained an undergraduate degree in
                                                  commerce from the University of British
                                                  Columbia in 1983 and a law degree from
                                                  the University of Toronto in 1986.

CHESTER SHYNKARYK (2)                   53        Mr. Shynkaryk served as the President   November 1985
Director                                          of the Company from 1985 to 1995.
Richmond, British Columbia                        Since 1996, he has also served as
                                                  the President of Visionary Mining
                                                  Corporation, a mineral exploration
                                                  company.

CHRISTOPHER M. T. THOMPSON (1)          50        Since 1992, Mr. Thompson has also       January 1997
Director                                          served as the President of Castle
Littleton, Colorado                               Group, Inc. (a gold mining investment
                                                  management company) and, from January
                                                  1984 to October 1992, he was employed
                                                  by Fulcrum Management, Inc., last
                                                  serving as its Chief Financial Officer.
                                                  Mr. Thompson received a degree in law
                                                  and economics from Rhodes University
                                                  in South Africa in 1969 and a Master
                                                  of Science degree from Bradford University
                                                  in the United Kingdom in 1971.

EDWARD G. THOMPSON (2)                  61        Mr. Thompson was elected Chairman       November 1994
Director                                          of the board of directors of the
Toronto, Ontario                                  of the Company on January 29, 1997.
                                                  Since 1990, he has also served as
                                                  the President of E. G. Thompson
                                                  Mining Consultants Inc., which he
                                                  owns.  Mr. Thompson graduated from
                                                  the University of Toronto in 1959
                                                  with a degree in mining geology
                                                  and in 1960 earned a degree
                                                  in economic geology.

(1)  Member of Audit Committee.
(2)  Member of Compensation Committee.


An advance notice of meeting inviting nominations for election as directors, as required by section 111 of the Company Act, was published in The Vancouver Sun newspaper on April 2, 1998. Copies of such advance notice of meeting have been delivered to certain regulatory authorities as required by the regulations under the Company Act.

                     ITEM 2.   APPOINTMENT OF AUDITORS

BDO Dunwoody were appointed the auditors of the Company on November 13, 1996 and presently serve in such capacity. At the Meeting, management of the Company will propose the reappointment of BDO Dunwoody as auditors of the Company to hold office until the next annual general meeting of the Company and will also propose that the directors be authorized to fix the remuneration to be paid to the auditors.

                 ITEM 3.   APPROVAL OF AMENDMENT OF OPTIONS

At a meeting held on January 28, 1998, the board of directors of the Company determined, subject to the approval of The Toronto Stock Exchange (the "TSE") and the Company's shareholders, to reduce to C$1.00 per share the exercise price of all options held by directors, officers and employees of the Company and its subsidiary which had previously been granted with exercise prices in excess of C$1.00 per share.

The following is a summary of all such outstanding options:


Name of Option Holder              Date of Grant       No. of Options      Exercise Price
---------------------              -------------       --------------      --------------

Gordon Gutrath (1)                 September 21, 1994    90,000              C$1.50
Edward Thompson (1),(2)            November 24, 1994     70,000                1.45
                                   February 21, 1996     20,000                1.51
                                   January 29, 1997      40,000                2.70
Jerrold W. Schramm (1)             January 29, 1997      90,000                2.70
Christopher M.T. Thompson (1),(2)  September 21, 1994   130,000                1.50
Steven W. Banning (1),(2),(3)      December 1, 1995     680,000                1.35
                                   February 21, 1996    130,000                1.51
                                   October 4, 1996      190,000                2.43
Richard Graeme (3)                 February 21, 1996    200,000                1.51
Bernard F. Goodson (3)             May 21, 1996         100,000                3.00
Raymond Grant (2)                  February 21, 1996     90,000                1.51
Edward Orbock III (3)              July 20, 1995         20,000                1.35
Joanne Kientz (4)                  July 20, 1995         20,000                1.35
Guy Sande (3)                      July 20, 1995         20,000                1.35
Tony Casagranda (3)                June 27, 1996         50,000                2.30
Pam Medley (3)                     November 19, 1996     10,000                2.60
David Rubio (3)                    November 19, 1996     50,000                2.60
Frank Hyder (3)                    November 19, 1996     25,000                2.60
Keith Gainey (3)                   March 25, 1997        20,000                3.20
Steve Tintle (3)                   March 25, 1997        50,000                3.20

(1)  Director of the Company.
(2)  Director of the Subsidiary.
(3)  Employee of the Subsidiary.
(4)  Treasurer of the Subsidiary.


The Company's directors determined that the repricing of the options was appropriate in light of current market conditions. Given recent historical low gold price levels, the directors were concerned that the outstanding options did not provide the incentive intended to be provided by such options. In particular, the directors considered that the advanced stage of the Company's Soledad Mountain Project, which has now received all required construction permits, and the Company's successful efforts in defining substantial project reserves, warranted this action to ensure that the individuals who have contributed to the Company's success to this point in its development are encouraged to remain with the Company at this critical stage while it continues its efforts to obtain project financing and commence production.

At the time the directors of the Company determined to reduce the exercise price of these options, the closing price of the Common Shares on the TSE was C$0.68 per share. The amended exercise price for the options exceeds such closing price by 47%.

Outstanding options to purchase a total of 205,000 Common Shares were previously granted with exercise prices of less than C$1.00 per share and have therefore not been amended.

The TSE has approved the repricing of these options, subject to shareholder approval and the fulfillment of other customary conditions.

Pursuant to the rules of the TSE, the amendment of these options to purchase Common Shares requires approval by a majority of the votes cast at a meeting of shareholders of the Company, other than votes attaching to shares beneficially owned by persons who have a personal interest in the subject matter of the vote or their associates. To the knowledge of management, the number of Common Shares beneficially owned by such persons, which will not be counted for the purpose of determining whether the required level of shareholder approval has been obtained, is 1,054,800.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOUR OF THE RATIFICATION, CONFIRMATION AND APPROVAL OF THE AMENDMENT OF THESE OPTIONS TO PURCHASE COMMON SHARES.

                          EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets out the annual compensation, long term compensation and all other compensation paid, during the Company's financial years ended December 31, 1997, December 31, 1996 and May 31, 1996 to: Steven W. Banning, the President and Chief Executive Officer of the Company; Richard W. Graeme, the Vice-President - Operations of the Company; and Bernard F. Goodson, the Vice-President - Administration and Controller of the Company (collectively, the "Named Executive Officers").


                                                  Annual Compensation           Long-Term Compensation
                                             --------------------------------   ----------------------
                                                                                      Securities
                                                                    Other            Under Options
Name and Principal       Financial                                  Annual           Granted (2)
Position                 Year Ended (1)      Salary    Bonus     Compensation             (#)
------------------------------------------------------------------------------------------------------

Steven W. Banning        Dec. 31, 1997       $220,000    -       $3,600 (3)                -
President and            Dec. 31, 1996        118,333    -        2,100 (3)             190,000 (4)
Chief Executive Officer  May 31, 1996 (5)     100,000    -        1,800 (3)             810,000 (4)

Richard W. Graeme        Dec. 31, 1997       $125,000    -            -                    -
Vice-President -         Dec. 31, 1996         64,167    -            -                    -
  Operations             May 31, 1996 (6)      36,667    -            -                 200,000

Bernard F. Goodson       Dec. 31, 1997       $ 86,000    -       $3,600 (3)                -
Vice-President -         Dec. 31, 1996         46,669    -        2,100 (3)                -
  Administration and     May 31, 1996 (7)       6,667    -          300 (3)             100,000
  Controller


(1) The first year shown in the foregoing table for each of the Named Executive Officers covers the year ended December 31, 1997. The second and third years shown in the table are for the seven-month period ended December 31, 1996 and the year ended May 31, 1996, respectively.
(2)  Represents options to purchase Common Shares granted during the year.
(3)  Represents automobile allowances paid to Mr. Banning and Mr. Goodson.
(4) These options were granted pursuant to the terms of Mr. Banning's employment agreement: options to purchase 680,000 Common Shares, exercisable at C$1.35 ($0.99) per share, were granted on December 1, 1995; options to purchase an additional 130,000 Common Shares, exercisable at C$1.51 ($1.11) per share, were granted on February 21, 1996; and options to purchase the remaining 190,000 Common Shares, exercisable at C$2.43 ($1.79) per share, were granted in November 1996 following shareholder approval of certain amendments to the Company's stock option plan. Pursuant to Mr. Banning's employment agreement, the Company has agreed to make certain payments to Mr. Banning in connection with the exercise by him of certain of such options. See "Termination of Employment, Change in Responsibilities and Employment Contracts".
(5) Mr. Banning was employed by the Company for six months during the fiscal year ended May 31, 1996.
(6) Mr. Graeme was employed by the Company for four months during the fiscal year ended May 31, 1996.
(7) Mr. Goodson was employed by the Company for one month during the fiscal year ended May 31, 1996.

TABLE OF AGGREGATED OPTIONS EXERCISED DURING THE FINANCIAL YEAR ENDED DECEMBER 31, 1997 AND FINANCIAL YEAR-END OPTION VALUES

The following table sets out certain information with respect to options to purchase Common Shares exercised by the Company's Named Executive Officers during the financial year ended December 31, 1997 and options held by them at the end of such year.

                                                                        Value of
                                                                       Unexercised
                                                  Unexercised          in-the-Money
                                                  Options at             Options
                                                  December 31,         at December
                    Securities     Aggregate         1997                31, 1997
                    Acquired on      Value            (#)                  (C$)
                     Exercise      Realized       Exercisable/          Exercisable/
Name                   (#)           (C$)         Unexercisable       Unexercisable (1)
---------------------------------------------------------------------------------------

Steven W. Banning        -              -          893,334/106,666         -/-
Richard W. Graeme        -              -          133,334/ 66,666         -/-
Bernard F. Goodson       -              -           66,667/ 33,333         -/-


(1)  The closing price of the Common Shares on the TSE on December 31, 1997 was C$0.90.  None of these options were in-the-money at such date and, accordingly, none of such options had any value.



TERMINATION OF EMPLOYMENT, CHANGE IN RESPONSIBILITIES AND EMPLOYMENT
CONTRACTS

During its financial year ended May 31, 1996, the Company, through its subsidiary, entered into employment agreements with Mr. Banning, Mr. Graeme and Mr. Goodson. Each of such agreements provides for the payment of salary and bonuses, the granting of certain options to purchase Common Shares and the provision of certain benefits, including those offered to employees generally.

In addition, such agreements also contain certain provisions relating to the compensation of the employee in the event of termination of employment (other than for cause). If the Company terminates an employee's employment for any reason other than for cause, the Company is required to pay the employee an amount equal to 24 months' salary in the case of Mr. Banning, Mr. Graeme and Mr. Goodson. The employee may terminate his employment upon six months' prior written notice to the Company.

The agreements also provide that if there is a "change in control" (as defined in the agreements) of the Company and the employee's employment is subsequently terminated (unless such termination is for cause or by the employee for other than "good reason" (as defined in the agreements)), the employee is entitled to receive a lump sum severance payment equal to two times the employee's then current annual base salary in the case of Mr. Banning, Mr. Graeme and Mr. Goodson. In addition, all benefits then provided to the employee will be continued for a period of 24 months after termination in the case of Mr. Banning, Mr. Graeme and Mr. Goodson. Any existing stock options then held by the employee will vest immediately and may be exercised by the employee at any time within three months following the date of his termination.

Pursuant to Mr. Banning's employment agreement, the Company has granted to Mr. Banning options to purchase an aggregate of 1,000,000 Common Shares. Because the Company was unable to grant all of such options on the date that it agreed to do so, the Company has agreed to pay to Mr. Banning, on the exercise by him in the future of options to purchase each of 130,000 Common Shares (which were granted on February 21, 1996), the difference between C$1.51 per share (the exercise price of such options on the date of grant) and C$1.35 per share (the market price of the Common Shares on the date the Company agreed to grant such options to Mr. Banning) and, on the exercise by him in the future of options to purchase each of 190,000 Common Shares (which were granted on October 4, 1996), the difference between C$2.43 (the exercise price of such options on the date of grant) and C$1.35 per share. Mr. Banning has agreed to relinquish his rights to receive such payments in the event that the shareholders of the Company approve the reduction of the exercise price of certain options to purchase Common Shares previously granted by the Company (including those options granted to Mr. Banning) as described above under the heading "Approval of Amendment of Options".

COMPOSITION OF THE COMPENSATION COMMITTEE

The members of the Compensation Committee during the year ended December 31, 1997 were Edward G. Thompson, Chairman, Chester Shynkaryk and Jerrold
W. Schramm.  Mr. Shynkaryk was President of the Company until December
1, 1995 and has served as the Secretary of the Company since such time. Mr. Schramm is a partner of the law firm of Lawson Lundell Lawson & McIntosh, the Company's counsel.

REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the board of directors is responsible for reviewing and approving the remuneration of the senior management of the Company, including the President and Chief Executive Officer, and other executive officers. The guiding philosophy of the Compensation Committee in the determination of executive compensation is ensuring that the Company is able to attract the best possible candidates for management positions, given the high level of competition for competent management in the mining industry, and to align the interests of management with those of the Company's shareholders.

The Company's executive compensation policies are designed to recognize and reward individual contribution, performance and level of responsibility and ensure that the compensation levels remain competitive with other precious metals development and mining companies. The key components of total compensation are base salary and incentives.

The Compensation Committee uses industry compensation data as a basis for determining appropriate base salary ranges for the executive officers. Within these ranges, the base salaries of the executive officers are established to reflect the individual executive's proven and expected contribution and responsibility.

Stock options are granted to executive officers to align the financial interests of management with the interests of shareholders of the Company and to encourage executive officers to focus on strategies and results that enhance shareholder value in the longer term. The number of options to purchase Common Shares granted to each individual will depend largely on his level of responsibility and contribution to the Company's performance.

The Compensation Committee considers, on an ongoing basis, the appropriateness and effectiveness of the Company's executive compensation policies, given prevailing circumstances. With its decision to pursue the development of its Soledad Mountain Project, the successful completion of a C$7.7 million equity financing during the calendar year ended December 31, 1997 and the success of the Company's ongoing efforts to delineate Project reserves, the Compensation Committee considers that the Company has reached a significant stage in its development. It is expected that the Company's executive compensation policies will be adjusted to include components intended to reward management for operational and financial performance.
In particular, it is contemplated that, in the future, the Company may pay cash bonuses, to the extent it has sufficient resources available for this purpose, to individuals for exceptional performance in meeting specific objective goals.

Submitted by the Compensation Committee.

Edward G. Thompson (Chairman)
Jerrold W. Schramm
Chester Shynkaryk

                             PERFORMANCE GRAPH

The following line graph and table illustrate the annual percentage change in the cumulative total return on the Common Shares, assuming an initial investment of $100, as compared to the TSE Gold and Precious Metals Index, for the period from May 31, 1993 to December 31, 1997:




                              May 31,   May 31,   May 31,   May 31,   December    December
                               1993      1994      1995      1996     31, 1996    31, 1997
                              ------------------------------------------------------------

Company                       100.0     300.2     630.5     1526.1    1401.0       450.3
TSE Gold and Precious
  Metals Index                100.0     119.8     121.4      154.3     132.1        74.6


COMPENSATION OF DIRECTORS

The Company does not pay directors' fees. While the Company has no written policy or standard arrangements in this regard, it is currently the policy of the Company to grant options to purchase Common Shares to its directors under the Company's 1996 Stock Option Plan (the "Plan"). Generally, each director is initially granted options to purchase an aggregate of 90,000 Common Shares and such additional number of Common Shares as may be appropriate in particular circumstances given other responsibilities assumed by the director in the Company's affairs and contributions made by such director to the Company. Additional options are granted from time to time to the extent deemed appropriate.

The Plan provides for the issuance of options to purchase Common Shares to the directors, officers and employees of the Company and its subsidiaries. The Plan is administered by the Compensation Committee of the board of directors of the Company. The Plan provides that a maximum of 3,300,000 Common Shares will be reserved, set aside and made available for issuance pursuant to options granted from time to time under the Plan, provided that, under the terms of the Plan, no person is entitled to be granted options to purchase Common Shares constituting more than 5% of the number of outstanding Common Shares.

The Plan provides that the exercise price of each option granted shall not be less than the market price of the Common Shares on the TSE when the option is granted. The Plan provides that all options granted under such plan will expire not later than five years after the date of grant and, unless otherwise specifically determined at the time of the grant of any option, all options granted under the Plan expire 39 months after the date on which they are granted.

Options granted to employees of the Company and its subsidiaries under the Plan will vest, as to one-third of the number of Common Shares issuable upon the exercise of the options granted, on the date of grant and, as to an additional one-third of such number of Common Shares, on each of the next two anniversaries of such date. Options granted under the Plan to other persons vest immediately on the date of grant.

Options granted under the Plan are not transferable, other than by will or other testamentary instrument or the laws of succession. The Plan provides that where an optionee is dismissed, removed or otherwise ceases to be a director, officer or employee of the Company or its subsidiaries (other than for cause or as a result of his or her retirement or death), all unexercised options held by such person terminate on the earlier of 60 days after the optionee ceases to be a director, officer or employee of the Company or its subsidiaries or the normal expiry date of such unexercised options. Under the Plan, an optionee who retires at or after the age of 60 or after 20 years of employment by the Company or any of its subsidiaries may exercise vested options held by him or her at the date of retirement in accordance with the terms of such options as though the optionee had not retired. Options held by an optionee under the Plan at the time of his or her death will terminate on the earlier of one year after the date of death of the optionee or the normal expiry date of such options. In the event that an optionee is dismissed as a director, officer or employee of the Company or one of its subsidiaries for cause, all unexercised options held by such person immediately terminate.

The following table sets out certain information with respect to options to purchase Common Shares granted to the directors of the Company, other than the Company's Named Executive Officers, since the commencement of the Company's financial year ended December 31, 1997.

                                   % of Total                      Market
                                    Options                       Value of
                                    Granted                      Securities
                                     to All                      Underlying
                                   Employees       Exercise      Options on
                    Securities      in the         or Base       the Date of
                    Under Options  Financial        Price          Grant        Date of        Expiration
Name of Director    Granted (#)      Year         (C$/Share)     (C$/Share)      Grant            Date
---------------------------------------------------------------------------------------------------------

Gordon C.           25,000          20.0%         1.00           0.68           Jan. 28,       Jan. 28,
  Gutrath                                                                        1998           2003
Jerrold W.          25,000          20.0%         1.00           0.68           Jan. 28,       Jan. 28,
  Schramm                                                                        1998           2003
Chester             25,000          20.0%         1.00           0.68           Jan. 28,       Jan. 28,
  Shynkaryk                                                                      1998           2003
Christopher M.T.    25,000          20.0%         1.00           0.68           Jan. 28,       Jan. 28,
  Thompson                                                                       1998           2003
Edward G.           25,000          20.0%         1.00           0.68%          Jan. 28,       Jan. 28,
  Thompson                                                                       1998           2003


There are no other arrangements under which directors of the Company were compensated by the Company during the year ended December 31, 1997 for their services in their capacity as directors and, without limiting the generality of the foregoing, no additional amounts are payable under any standard arrangements for committee participation or special assignments, except that the Articles of the Company provide that the directors are entitled to be paid reasonable travelling, hotel and other expenses incurred by them in the performance of their duties as directors. The Company's Articles also provide that if a director is called upon to perform any professional or other services for the Company that, in the opinion of the directors, is outside of the ordinary duties of a director, such director may be paid a remuneration to be fixed by the directors and such remuneration may be either in addition to or in substitution for any other remuneration that such director may be entitled to receive.

The aggregate direct remuneration paid or payable by the Company and its subsidiary (the financial statements of which are consolidated with those of the Company) to the directors and senior officers of the Company during the financial year ended December 31, 1997 was $438,200.

Since January 1, 1997, options to purchase an aggregate of 255,000 Common Shares were granted to the directors and senior officers of the Company as a group at exercise prices ranging from C$1.00 per share to C$2.70 per share. During the same period, no options to purchase Common Shares held by directors and senior officers of the Company were exercised. During the period from January 1, 1997 to April 27, 1998, the closing price of the Common Shares on the TSE ranged from a low of C$0.55 per share to a high of C$3.70 per share.

               DIRECTORS' AND OFFICERS' LIABILITY INSURANCE
                  AND CORPORATE REIMBURSEMENT INSURANCE

The Company has purchased insurance for the benefit of the directors and officers of the Company and its subsidiary against any liability incurred by them in their capacity as directors and officers, subject to certain limitations. The premium, which currently amounts to $50,450 annually, is paid by the Company.

The policy provides coverage, to a maximum total liability in any policy year of $4,000,000, in respect of insured losses incurred by the Company, its subsidiary and each director and officer of the Company and its subsidiary. Certain claims are subject to a deductible of $75,000 applicable with respect to all losses resulting from the same event or related events. The Articles of the Company provide that the Company will indemnify each director of the Company, and the Secretary of the Company, from and against, among other things, all costs, charges and expenses incurred by them in an action to which they are made a party by reason of being or having been a director, or the Secretary of the Company, as the case may be. The Articles also provide that the Company may indemnify, among others, directors of the Company's subsidiary and other officers of the Company and its subsidiary. Any such indemnification pursuant to the Company's Articles is subject to the limitations set out in the Company Act.

                      REPORT ON CORPORATE GOVERNANCE

During 1995, the TSE adopted a requirement that listed corporations report annually to their shareholders on their corporate governance practices and policies in relation to the guidelines (the "Guidelines") set out in the "Report of The Toronto Stock Exchange Committee on Corporate Governance" published in December 1994 and now incorporated in the TSE's listing requirements. The following is an explanation of the Company's system of corporate governance in relation to the Guidelines.

MANDATE AND RESPONSIBILITY OF THE BOARD

The board of directors of the Company (the "Board") is responsible for supervising management in carrying on the business and affairs of the Company. Directors are required to exercise their powers with reasonable prudence in the best interests of the Company. The Board has expressly confirmed its commitment to the principles set out in the Guidelines and has accepted and confirmed its responsibility for overseeing management's performance in the following particular areas as set out in the Guidelines:

     *    the strategic planning process of the Company;
     * identification and management of the principal risks associated with the business of the Company;
     *    planning for succession of management;
     * the Company's policies regarding communications with its shareholders and others;
     * the establishment by the Company of, and compliance with, appropriate environmental policies; and
     * the integrity of the internal controls and management information system of the Company.

In carrying out its mandate, the Board relies primarily on management to provide it with regular detailed reports on the operations of the Company and its financial position. The Board reviews and assesses these reports and other information provided to it at meetings of the full Board and its committees. Mr. Banning is a member of the Board, giving the Board direct access to information on his areas of responsibility. Other management personnel attend Board meetings on request to provide information and answer questions.

The reports and information provided to the Board on a regular basis discuss the Company's operations with respect to the exploration and development of the Soledad Mountain Project and include such matters as the drilling program, permitting process, property acquisitions, staff additions and changes, financing and investor relations activities, expenditures and results of operations and the procedures followed to monitor and manage the risks associated with the Company's operations. At least semi-annually, management reports to the Board on its strategic and business plan, performance relative to that plan and any changes in the plan. From time to time, members of the Board may be involved with management in developing recommendations to the full Board on particular issues such as acquisitions or financings. Certain areas of the Board's responsibility are delegated to regular or special committees of the Board which report back to the full Board on their considerations.

COMPOSITION OF THE BOARD

The Guidelines recommend that a board of directors should be constituted with a majority of individuals who qualify as "unrelated directors". An unrelated director is defined as a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the corporation, other than interests and relationships arising from shareholding. Based on this definition, the Board has determined that five of the Company's six directors qualify as unrelated directors. Mr. Banning, the President and Chief Executive Officer, is a related director. Although Mr. Schramm is a partner in a law firm that provides legal services to the Company, the Board takes the view that Mr. Schramm is an unrelated director, for the purposes of the Guidelines, on the basis that such relationship could not reasonably be perceived to materially interfere with his ability to act with a view to the best interests of the Company. The Board does not have a "significant shareholder" within the meaning of the Guidelines.

The Chairman of the Board, Edward G. Thompson, is not a member of management of the Company.

COMMITTEES OF THE BOARD

The Board has had two standing committees: the Audit Committee and the Compensation Committee. These committees are comprised entirely of unrelated directors with the exception of the Audit Committee, of which the President and Chief Executive Officer is a member. The Company does not have an Executive Committee.

The Audit Committee reviews and recommends for approval by the Board the Company's annual and six-month interim financial statements and all external financial reporting. It also reviews and follows up on major findings of financial audits to ensure the Company has an effective system of internal controls. The Audit Committee has direct access to the Company's external auditors to discuss and review specific issues as appropriate.

The Compensation Committee has responsibility for matters relating to executive and director compensation and planning for the succession of management of the Company.

The Board as a whole takes responsibility for developing the Company's approach to corporate governance issues, including, among other things, the Company's response to the Guidelines. The Board as a whole assesses and will make any changes necessary to improve Board effectiveness and will consider and, if deemed advisable, establish a formal process of identifying, recruiting, appointing, re-appointing and providing ongoing development for directors.

DECISIONS REQUIRING APPROVAL OF THE BOARD

Although the Board has delegated responsibility for the day to day management of the Company to the President and Chief Executive Officer, there are certain significant decisions which require the prior approval of the Board. These include decisions with respect to major capital expenditures, the appointment of and compensation for Company officers, the adoption and amendment of incentive plans, share issues and repurchases, financing arrangements and material acquisitions and divestitures. Significant disclosure documents are also subject to Board review and approval.

RECRUITMENT OF NEW DIRECTORS AND ASSESSMENT OF BOARD PERFORMANCE

The Board recruits new directors as needed from time to time. Any appointment of a new director requires Board approval and is subject, ultimately, to approval by the shareholders of the Company at the next annual general meeting of shareholders of the Company. The Board is responsible for evaluating the effectiveness of the Board and the performance of directors.

SHAREHOLDER FEEDBACK AND CONCERNS

Under the direction of the President and Chief Executive Officer, the Company undertakes a comprehensive investor relations program. The scope of the program includes presentations to and meetings with institutional investors, discussions with individual shareholders and the maintenance of an ongoing dialogue with gold industry analysts and other stakeholders. Regular reports with respect to these matters are made to the Board by the President and Chief Executive Officer.

BOARD'S EXPECTATIONS OF MANAGEMENT

The process of setting the Board's expectations of management begins with the development of a strategic plan for the Company. Once the strategic plan has been approved by the Board, it is management's responsibility to successfully implement the plan. Management reviews periodically with the Board its progress to date on the implementation of the strategic plan. On an annual basis, management also prepares an operating and financial plan for the upcoming year against which short term performance is measured. Performance in relation to the annual plan and other short term objectives is reviewed with the Board on a regular basis.

In the Board's opinion, the current corporate governance practices of the Company are adequate and appropriate for a company at its stage of development and are consistent with both the spirit and intent of the Guidelines. The Board will continue to review, and change where necessary, its approach to corporate governance.

               INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

TRANSACTIONS WITH LANDON T. CLAY AFFILIATES. In August 1995, the Company completed a private placement of 1,929,160 Common Shares at a price of C$1.25 ($0.92) per share, of which 272,600 shares were issued to the Landon
T. Clay Charitable Lead Trust and 163,560 shares were issued to the Landon
T. Clay Charitable Lead Trust II.

On March 19, 1996, the Company's subsidiary issued two debentures in the aggregate principal amount of $1,000,000 to the Landon T. Clay Charitable Lead Trust II and the Landon T. Clay Charitable Lead Trust dated 11/30/83. The debentures carried interest at a rate of 9.5% per annum and, by their terms, matured March 19, 1998. Each such debenture was convertible into Common Shares, at the option of the holder, at a conversion price of C$2.00 ($1.46) per share, subject to customary "anti-dilution" provisions set out in the debenture instruments.

On January 28, 1998, the board of directors of the Company approved a reduction of the conversion price of the debentures to C$0.68 per share, reflecting the market price of the Common Shares at such time. Following the approval of the TSE, the debentures were converted into an aggregate of 2,017,941 Common Shares (as compared to the 686,100 Common Shares that would have been issued if the debentures were exercised in full at the original exercise price).

TRANSACTIONS WITH CHESTER SHYNKARYK. During the fiscal year ended May 31, 1996, the Company paid consulting fees of C$50,000 ($37,000) to Mr. Shynkaryk for services rendered by him as the Company's President, pursuant to the terms of a management agreement dated June 30, 1986, as amended January 30, 1990. The agreement obligated Mr. Shynkaryk to perform services for the Company consistent with his title as President, including investigating opportunities for the Company to participate in the exploration and development of resource properties, procuring financing for the Company, when required, and, in general, assisting in the general administration of the Company. These fees were payable to Mr. Shynkaryk at the rate of C$3,500 per month. The agreement was terminated in December 1995, when Mr. Banning replaced Mr. Shynkaryk as President.

TRANSACTIONS WITH LAWSON LUNDELL LAWSON & MCINTOSH. Jerrold W. Schramm, a director of the Company, is a partner of the law firm of Lawson Lundell Lawson & McIntosh, counsel to the Company. During the year ended December 31, 1997, the seven month period ended December 31, 1996 and the fiscal year ended May 31, 1996, the Company paid Lawson Lundell Lawson & McIntosh $104,749, $133,841 and $15,506 for legal services rendered on behalf of the Company and its subsidiary. No members of the firm of Lawson Lundell Lawson & McIntosh other than Mr. Schramm owned any Common Shares, or rights or options to purchase such shares, at December 31, 1997.

                         AVAILABILITY OF DOCUMENTS

The Annual Report of the Company dated December 31, 1997 accompanying this Information Circular contains, among other things, the Company's audited consolidated financial statements for the financial year ended December 31, 1997, the auditor's report on such statements and Management's Discussion and Analysis of Results of Operations. Additional copies of the Annual Report and this Proxy Statement and Information Circular, as well as the most recent interim financial statements subsequent to the Company's annual financial statements, may be obtained upon request from the Vice-President
- Administration and Controller,  Suite 211-A, Green Flag Building,
104 South Freya,  Spokane, Washington, 99202.

The contents and sending of this Proxy Statement and Information Circular have been approved by the board of directors.

BY ORDER OF THE BOARD OF DIRECTORS,

     /s/  Bernard F. Goodson
----------------------------------------------
Vice-President - Administration and Controller

                       GOLDEN QUEEN MINING CO. LTD.

                              PROXY
                              -----

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF GOLDEN QUEEN MINING CO. LTD. ("THE COMPANY") FOR USE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD ON JUNE 2, 1998 AND ANY ADJOURNMENT THEREOF.

I, the undersigned, hereby appoint Steven W. Banning or failing him, Bernard F. Goodson, or instead of either of them, ____________________________________________________, as proxy nominee, with full power of substitution, to attend, vote and act on my behalf in respect of all (or __________________________________) of the common shares of the Company ("Common Shares") registered in my name or designated in a duly executed omnibus proxy, as the case may be, at the Annual General Meeting (the "Meeting") of shareholders of the Company to be held on June 2, 1998 and at any adjournment of that Meeting. I direct that such Common Shares shall be voted, or withheld from voting, as specified below (and, if not so specified, to be voted for the following):


1.   To elect as directors:                       For       Withhold Vote

     Steven W. Banning
     Gordon C. Gutrath
     Jerrold W. Schramm
     Chester Shynkaryk
     Christopher M. T. Thompson
     Edward G. Thompson

                                                  For       Withhold Vote
2.   To appoint BDO Dunwoody as auditors:

                                                  For       Against

3.   To authorize the directors to fix the
     remuneration of the auditors:

                                                  For       Against

4.   To approve a reduction of the exercise
     price of certain options previously
     granted to directors, officers and
     employees of the Company and its
     subsidiary, all as described in the
     Company's Proxy Statement and
     Information Circular dated April 27, 1998.


Signed this _____ day of _________________________, 1998.

____________________________________________________
(Signature of Registered Holder of Common Shares)
____________________________________________________
(Print Name)

If this proxy is not dated, it is deemed to bear the date that it was mailed to the shareholder.

                            THIS IS YOUR PROXY.
           PLEASE COMPLETE AND RETURN IN THE ENVELOPE PROVIDED.

INSTRUCTIONS:

1. IF YOU ARE UNABLE TO ATTEND THE MEETING BUT WISH TO BE REPRESENTED, YOU HAVE THE RIGHT TO APPOINT A PERSON, WHO NEED NOT BE A SHAREHOLDER OF THE COMPANY, TO ATTEND AND VOTE ON YOUR BEHALF. IF YOU USE THIS FORM OF PROXY, BUT WISH TO APPOINT SOME PERSON OTHER THAN STEVEN W. BANNING OR BERNARD F. GOODSON AS YOUR PROXY NOMINEE, YOU MUST STRIKE OUT THEIR NAMES AND INSERT THE NAME OF THAT OTHER PERSON IN THE BLANK SPACE PROVIDED. That person must then attend the Meeting in order to vote on your behalf.

2. You should indicate your choice on the various items listed by checking the appropriate boxes. IF NO CHOICE IS SPECIFIED, YOUR SHARES WILL BE VOTED IN FAVOUR OF: THE ELECTION OF THE NOMINEES OF MANAGEMENT AS DIRECTORS; THE APPOINTMENT OF BDO DUNWOODY AS AUDITORS; THE AUTHORIZATION OF THE DIRECTORS TO FIX THE REMUNERATION OF THE AUDITORS; AND THE REDUCTION OF THE EXERCISE PRICE OF CERTAIN OPTIONS PREVIOUSLY GRANTED TO DIRECTORS, OFFICERS AND EMPLOYEES OF THE COMPANY AND ITS SUBSIDIARY; ALL AS DESCRIBED IN THE PROXY STATEMENT AND INFORMATION CIRCULAR DATED AS OF APRIL 27, 1998.

3. To be valid, this proxy must be dated and signed by you, as the registered holder of Common Shares, or as a person named as a proxy nominee in respect of the Meeting in an omnibus proxy containing a power of substitution pursuant to applicable securities laws, or your attorney. If the registered holder or the person named in an omnibus proxy is a corporation, this proxy must be signed by an authorized officer or attorney of the corporation.

                       GOLDEN QUEEN MINING CO. LTD.
                              (the "Company")

To registered and non-registered shareholders:

National Policy Statement No. 41 - Shareholder Communication, provides shareholders with the opportunity to elect annually to have their names added to a supplemental mailing list in order to receive quarterly financial statements of the Company. If you wish to receive such statements, please complete and return this form to:

                     MONTREAL TRUST COMPANY OF CANADA
                      4TH FLOOR, 510 BURRARD STREET
                        VANCOUVER, BRITISH COLUMBIA
                                 V6C 3B9

The undersigned hereby certifies that he/she/it is a beneficial owner of shares in the Company and hereby requests that the Company add his/her/its name to the supplemental mailing list.

___________________________________________________
Name (please print)

___________________________________________________
Number              Street

___________________________________________________
City                Province            Postal Code

___________________________________________________
Signature

DATED this ________________ day of ________________, 1998.